Exhibit 99.1
For More Information:
Investor contact: Barbara Bolens 414-438-6940
Media contact: Carole Herbstreit 414-438-6882
Brady Corporation reports record sales, net income and cash flow for fiscal 2008 fourth quarter and year
MILWAUKEE (September 17, 2008)—Brady Corporation (NYSE:BRC) today reported record results for its fiscal 2008 fourth quarter and fiscal year ended July 31, 2008.
     Sales in the fiscal 2008 fourth quarter rose 9 percent to $396.8 million compared to sales in the fourth quarter of fiscal 2007 of $362.8 million. The increase was comprised of acquisition growth adding 3 percent and foreign currency translation contributing 6 percent to sales growth. Organic growth was flat compared to the prior year’s quarter. Regionally, sales were up 16 percent in Europe and 20 percent in Asia/Pacific; sales in the Americas region were flat. The consolidation of the Brady Americas and Direct Marketing/People ID Americas businesses under single leadership was finalized in the fourth quarter and as such, segment results are reported accordingly beginning this quarter.
     Net income for the fiscal 2008 fourth quarter was up 33 percent to $34.8 million or $0.64 per diluted Class A Common share, compared to $26.2 million or $0.48 per diluted Class A Common share in the fourth quarter of fiscal 2007, which included cost reduction charges of $5.4 million after tax in the quarter or $0.10 per share.
     Brady’s fiscal 2008 net sales rose 12 percent to $1.523 billion compared to $1.363 billion in sales in fiscal 2007. Organic growth was flat; acquisitions and foreign currency translation each added 6 percent to total sales results. Net income for fiscal 2008 rose 21 percent to $132.2 million or $2.41 per diluted Class A Common share, compared to $109.4 million or $2.00 per share in fiscal 2007. Net income results for fiscal 2007 included cost reduction charges of $8.3 million after tax or $0.15 per share.
     “We are very pleased with our results in fiscal 2008, especially in light of the challenging economic environment. Of particular note is Asia’s return to core growth in the fourth quarter with total segment sales up 20 percent and profit up 40 percent following a deliberate re-focus on higher margin products and the success of our cost-control efforts put in place last fiscal year,” said Brady President and CEO Frank M. Jaehnert.
     “Cash flow from operations was a solid $73 million in the fourth quarter, up 30 percent from the prior year fourth quarter; and $226 million for the year, up 66 percent from fiscal 2007,” said Brady Chief Financial Officer Thomas J. Felmer. “We see a challenging global economy in front of us this fiscal year and will continue to drive working capital improvements and look for ways to keep our cost structure in line. As a result of the recent material changes in currency markets and current economic conditions, we are revising our guidance for fiscal 2009 from sales of between $1.56 to $1.59 billion, to sales of between $1.52 and $1.55 billion; and from net income of between $145 and $152 million and earnings per diluted share of between $2.63 to $2.75, to net income of between $140 and $145 million and diluted earnings per share between $2.54 and $2.63. In keeping with prior practice, this guidance does not assume any future acquisitions.”
     A Webcast regarding fiscal 2008 results will be available at www.investor.bradycorp.com beginning at 9:30 a.m. Central Daylight Time today.
     Brady Corporation is an international manufacturer and marketer of complete solutions that identify and protect premises, products and people. Its products include high-performance labels and signs, safety devices, printing systems and software, and precision die-cut materials. Founded in 1914, the company has more than 500,000 customers in electronics, telecommunications, manufacturing, electrical, construction, education, medical and a variety of other industries. Brady is headquartered in Milwaukee and employs more than 7,800 people at operations in the Americas, Europe and Asia/Pacific. More information is available on the Internet at www.bradycorp.com.
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Brady believes that certain statements in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements related to future, not past, events included in this news release, including, without limitation, statements regarding Brady’s future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations are forward-looking statements. When used in this news release, words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project” or “plan” or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements by their nature address matters that are, to different degrees, uncertain and are subject to risks, assumptions and other factors, some of which are beyond Brady’s control, that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. For Brady, uncertainties arise from future financial performance of major markets Brady serves, which include, without limitation, telecommunications, manufacturing, electrical, construction, laboratory, education, governmental, public utility, computer, transportation; difficulties in making and integrating acquisitions; risks associated with newly acquired businesses; Brady’s ability to retain significant contracts and customers; future competition; Brady’s ability to develop and successfully market new products; changes in the supply of, or price for, parts and components; increased price pressure from suppliers and customers; interruptions to sources of supply; environmental, health and safety compliance costs and liabilities; Brady’s ability to realize cost savings from operating initiatives; Brady’s ability to attract and retain key talent; difficulties associated with exports; risks associated with international operations; fluctuations in currency rates versus the US dollar; technology changes; potential write-offs of Brady’s substantial intangible assets; risks associated with obtaining governmental approvals and maintaining regulatory compliance for new and existing products; business interruptions due to implementing business systems; and numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature contained from time to time in Brady’s U.S. Securities and Exchange Commission filings, including, but not limited to, those factors listed in the “Risk Factors” section located in Item 1A of Part II of Brady’s Annual Report on Form 10-K for the period ended July 31, 2007. These uncertainties may cause Brady’s actual future results to be materially different than those expressed in its forward-looking statements. Brady does not undertake to update its forward-looking statements.

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands)

	(Unaudited)
	Three Months Ended July 31,			Twelve Months Ended July 31,
			Percentage			Percentage
	2008	2007	Change	2008	2007	Change
Net sales	$396,849	$362,765	9.4%	$1,523,016	$1,362,631	11.8%
Cost of products sold	204,920	189,161	8.3%	778,821	705,587	10.4%

Gross margin	191,929	173,604	10.6%	744,195	657,044	13.3%

Operating expenses:
Research and development	11,284	9,601	17.5%	40,607	35,954	12.9%
Selling, general and administrative	126,325	122,984	2.7%	495,904	449,103	10.4%

Total operating expenses	137,609	132,585	3.8%	536,511	485,057	10.6%

Operating income	54,320	41,019	32.4%	207,684	171,987	20.8%

Other income and (expense):
Investment and other income	1,581	1,958	-19.3%	4,888	2,875	70.0%
Interest expense	(5,956)	(6,527)	-8.7%	(26,385)	(22,934)	15.0%

Income before income taxes	49,945	36,450	37.0%	186,187	151,928	22.5%

Income taxes	15,170	10,206	48.6%	53,999	42,540	26.9%

Net income	$34,775	$26,244	32.5%	$132,188	$109,388	20.8%

Per Class A Nonvoting Common Share:
Basic net income	$0.65	$0.49	32.7%	$2.45	$2.03	20.5%
Diluted net income	$0.64	$0.48	33.3%	$2.41	$2.00	20.5%
Dividends	$0.15	$0.14	7.1%	$0.60	$0.56	7.1%

Per Class B Voting Common Share:
Basic net income	$0.65	$0.49	32.7%	$2.43	$2.01	20.9%
Diluted net income	$0.64	$0.48	33.3%	$2.39	$1.98	20.7%
Dividends	$0.15	$0.14	7.1%	$0.58	$0.54	7.4%

Weighted average common shares outstanding (in Thousands):
Basic	53,790	54,047		54,168	53,907
Diluted	54,514	54,854		54,873	54,741

     Information by regional segment for the three and twelve months ended July 31, 2008 and 2007 is as follows:

					Corporate and
(in thousands)	Americas	Europe	Asia-Pacific	Subtotals	Eliminations	Total
SALES TO EXTERNAL CUSTOMERS
Three months ended:
July 31, 2008	$169,303	$131,765	$95,781	$396,849	—	$396,849
July 31, 2007	169,063	114,037	79,665	362,765	—	362,765

Twelve months ended:
July 31, 2008	$667,106	$496,715	$359,195	$1,523,016	—	$1,523,016
July 31, 2007	609,855	416,514	336,262	1,362,631	—	1,362,631

SALES GROWTH INFORMATION
Three months ended July 31, 2008:
Base	-2.2%	-3.1%	11.5%	0.6%	—	0.6%
Currency	1.7%	10.9%	8.7%	6.1%	—	6.1%
Acquisitions	0.6%	7.8%	0.0%	2.7%	—	2.7%
Total	0.1%	15.6%	20.2%	9.4%	—	9.4%

Twelve months ended July 31, 2008:
Base	0.9%	-0.4%	-1.1%	0.0%	—	0.0%
Currency	2.0%	10.6%	7.6%	6.0%	—	6.0%
Acquisitions	6.5%	9.1%	0.3%	5.8%	—	5.8%
Total	9.4%	19.3%	6.8%	11.8%	—	11.8%

SEGMENT PROFIT (LOSS)
Three months ended:
July 31, 2008	$41,212	$38,214	$15,129	$94,555	($2,648)	$91,907
July 31, 2007	39,659	32,573	10,844	83,076	(2,989)	80,087
Percentage increase (decrease)	3.9%	17.3%	39.5%	13.8%	-11.4%	14.8%

Twelve months ended:
July 31, 2008	$157,523	$135,426	$58,234	$351,183	$(9,048)	$342,135
July 31, 2007	144,583	107,552	57,236	309,371	(10,485)	298,886
Percentage increase (decrease)	8.9%	25.9%	1.7%	13.5%	-13.7%	14.5%
NET INCOME RECONCILIATION (in thousands)

	Three months ended:		Twelve months ended:
	July 31,	July 31,	July 31,	July 31,
	2008	2007	2008	2007
Total profit for reportable segments	$94,555	$83,076	$351,183	$309,371

Corporate and eliminations	(2,648)	(2,989)	($9,048)	(10,485)
Unallocated amounts:
Administrative costs	(37,587)	(39,068)	(134,451)	(126,899)
Investment and other income	1,581	1,958	4,888	2,875
Interest expense	(5,956)	(6,527)	(26,385)	(22,934)
Income before income taxes	49,945	36,450	186,187	151,928
Income taxes	(15,170)	(10,206)	(53,999)	(42,540)
Net income	$34,775	$26,244	$132,188	$109,388

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	(Unaudited)
	July 31, 2008	July 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$258,355	$142,846
Short term investments	—	19,200
Accounts receivable, less allowance for losses ($10,059 and $9,109, respectively)	262,461	239,569
Inventories:
Finished products	75,665	80,486
Work-in-process	21,187	21,309
Raw materials and supplies	37,767	37,983

Total inventories	134,619	139,778
Prepaid expenses and other current assets	43,650	42,020

Total current assets	699,085	583,413

Other assets:
Goodwill	789,107	737,450
Other intangible assets, net	144,791	149,761
Deferred income taxes	25,943	32,508
Other	21,381	21,111

Total other assets	981,222	940,830

Property, plant and equipment:
Cost:
Land	6,490	6,332
Buildings and improvements	98,646	90,688
Machinery and equipment	282,232	248,356
Construction in progress	6,040	18,107

	393,408	363,483
Less accumulated depreciation	223,202	188,869

Net property, plant and equipment	170,206	174,614

Total	$1,850,513	$1,698,857

LIABILITIES AND STOCKHOLDERS’ INVESTMENT

Current liabilities:
Accounts payable	$118,209	$91,596
Wages and amounts withheld from employees	82,354	73,622
Taxes, other than income taxes	10,234	8,461
Accrued income taxes	21,523	24,677
Other current liabilities	54,810	60,254
Current maturities on long-term debt	21,431	21,444

Total current liabilities	308,561	280,054

Long-term obligations, less current maturities	457,143	478,575

Other liabilities	63,001	49,216

Total liabilities	828,705	807,845

Stockholders’ investment:
Common stock:
Class A nonvoting common stock — Issued 51,261,487 and 50,586,524 shares, respectively and outstanding 50,005,296 and 50,586,524 shares, respsectively	513	506

Class B voting common stock — Issued and outstanding, 3,538,628 shares	35	35
Additional paid-in capital	292,769	266,203
Income retained in the business	639,059	540,238
Treasury stock — 1,046,191 and 0 shares, respectively of Class A nonvoting common stock, at cost	(33,234)	0
Accumulated other comprehensive income	128,161	83,376
Other	(5,495)	654

Total stockholders’ investment	1,021,808	891,012

Total	$1,850,513	$1,698,857

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Thousands)

	(Unaudited)
	Twelve Months Ended
	July 31,
	2008	2007	2006
Operating activities:
Net income	$132,188	$109,388	$104,175
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	60,587	53,856	35,144
Gain on foreign currency contract		—	(1,516)
Deferred income taxes	(1,501)	70	(1,843)
Loss (gain) on disposal of property, plant & equipment	1,672	13	124
Non-cash portion of stock-based compensation expense	10,228	6,907	5,568
Changes in operating assets and liabilities (net of effects of business acquisitions):
Accounts receivable	(3,704)	(17,021)	(12,468)
Inventories	16,224	(12,323)	(16,961)
Prepaid expenses and other assets	(629)	(13,307)	(2,163)
Accounts payable and accrued liabilities	18,641	8,058	10,421
Income taxes	(8,492)	(6,821)	58
Other liabilities	340	7,198	(5,643)

Net cash provided by operating activities	225,554	136,018	114,896

Investing activities:
Acquisition of businesses, net of cash acquired	(29,346)	(159,475)	(351,331)
Payments of contingent consideration	(5,798)	(10,906)	—
Purchases of short-term investments	(10,350)	(68,100)	(150,900)
Sales of short-term investments	29,550	60,400	146,500
Purchases of property, plant and equipment	(26,407)	(51,940)	(39,410)
Net settlement of foreign currency contract			1,516
Proceeds from sale of property, plant and equipment	880	2,166	546
Other	2,263	(9,184)	(2,203)

Net cash used in investing activities	(39,208)	(237,039)	(395,282)

Financing activities:
Payment of dividends	(32,464)	(30,141)	(26,064)
Proceeds from issuance of common stock	14,500	6,829	166,664
Principal payments on debt	(39,443)	(110,870)	(417,601)
Proceeds from issuance of debt	18,000	259,300	615,730
Purchase of treasury stock	(42,175)	—	(24,683)
Excess income tax benefit from the exercise of stock options	4,638	4,303	4,912

Net (used in) provided by financing activities	(76,944)	129,421	318,958
Effect of exchange rate changes on cash	6,107	1,438	1,466

Net increase (decrease) in cash and cash equivalents	115,509	29,838	40,038
Cash and cash equivalents, beginning of period	142,846	113,008	72,970

Cash and cash equivalents, end of period	258,355	142,846	113,008

Supplemental disclosures:
Cash paid during the period for:
Interest, net of capitalized interest	$26,308	$19,842	$8,991
Income taxes, net of refunds	51,834	49,233	37,661
Acquisitions:
Fair value of assets acquired, net of cash	$21,508	$87,398	$167,900
Liabilities assumed	(9,038)	(33,248)	(63,667)
Goodwill	16,876	105,325	247,098

Net cash paid for acquisitions	$29,346	$159,475	$351,331

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands)

	Fiscal 2007
	Q1	Q2	Q3	Q4	Total
EBITDA (1)
Net income	$34,448	$19,709	$28,987	$26,244	$109,388
Interest expense	4,735	5,244	6,428	6,527	22,934
Income taxes	13,396	7,665	11,273	10,206	42,540
Depreciation and amortization	12,927	13,169	14,307	13,453	53,856

EBITDA (non-GAAP measure)	$65,506	$45,787	$60,995	$56,430	$228,718

	Fiscal 2008
	Q1	Q2	Q3	Q4	Total
EBITDA (1)
Net income	$36,370	$26,690	$34,353	$34,775	$132,188
Interest expense	6,720	6,747	6,962	5,956	26,385
Income taxes	15,366	11,276	12,187	15,170	53,999
Depreciation and amortization	14,168	15,501	16,013	14,905	60,587

EBITDA (non-GAAP measure)	$72,624	$60,214	$69,515	$70,806	$273,159

(1)	Brady is presenting EBITDA because it is used by many of our investors and lenders, and is presented as a convenience to them. EBITDA represents net income before interest expense, income taxes and depreciation and amortization. EBITDA is not a calculation based on generally accepted accounting principles (GAAP). The amounts included in the EBITDA calculation, however, are derived from amounts included in the Condensed Consolidated Statements of Income data. EBITDA should not be considered as an alternative to net income or operating income as an indicator of the company’s operating performance, or as an alternative to operating cash flows as a measure of liquidity. The EBITDA measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.